Exhibit 99.1

JOS. A. BANK BOARD OF DIRECTORS REJECTS UNSOLICITED TENDER

OFFER FROM MEN'S WEARHOUSE

Determines Men's Wearhouse Offer Substantially Undervalues Jos. A. Bank

Urges Stockholders Not to Tender Shares

HAMPSTEAD, Md. – January 17, 2014 – (GLOBE NEWSWIRE) – Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) (the "Company" or "Jos. A. Bank") today announced that its Board of Directors (the "Board"), after careful consideration and discussions with its financial and legal advisors, determined that the unsolicited, highly conditional tender offer from The Men's Wearhouse, Inc. (NYSE:MW) ("Men's Wearhouse") to acquire all outstanding common shares of the Company at a price of $57.50 per share in cash (the "Offer") is inadequate from a financial point of view and not in the best interest of Jos. A. Bank's stockholders. Accordingly, the Board recommends that Jos. A. Bank’s stockholders reject the Offer and not tender their shares into the Offer.

The reasons for the Board's recommendation are set forth in a Schedule 14D-9 being filed by the Company today with the Securities and Exchange Commission ("SEC"), which is also being disseminated to stockholders.

Robert N. Wildrick, Chairman of Jos. A. Bank, said, "Our Board of Directors firmly believes that the Men's Wearhouse offer is inadequate and significantly undervalues Jos. A. Bank and its near- and long-term potential."

He continued, "Our Board and the Company's management team are committed to acting in the best interests of all of our stockholders, and continuing to deliver value for them. For well over a decade, Jos. A. Bank has been among the leaders in the industry in driving exceptionally strong revenue and net income growth. At this time, the Company has a well-developed strategy in place to continue to increase revenue, substantially improve margins and deliver enhanced returns to stockholders. The Jos. A. Bank Board strongly urges stockholders to reject the Offer and not tender their shares."

In reaching the conclusions and in making the recommendation described above, the Board considered numerous factors, including but not limited to the following:

The Offer is Inadequate and Opportunistic

•	The Offer significantly undervalues Jos. A. Bank, and its future prospects. The Board has determined that the Offer does not reflect the value inherent in the Company's future prospects and its track record in creating stockholder value. The Board is confident that the Company's stand-alone plan will deliver greater value to its stockholders than would be obtained under the Offer.

•	The Company has received an inadequacy opinion from its financial advisor. Goldman, Sachs & Co. (“Goldman Sachs”), financial advisor to the Company, rendered an opinion to the Board that as of January 17, 2014, and based upon and subject to the factors and assumptions set forth in the written opinion, the consideration proposed to be paid to the holders (other than the Offeror and any of its affiliates) of the Company’s shares pursuant to the offer was inadequate from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs, dated January 17, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to the Company’s 14D-9 filing as Annex A. Goldman Sachs provided its opinion for the information and assistance of the Company’s Board in connection with its consideration of the Offer, and it is not a recommendation as to whether or not any holder of the Company’s shares should tender such shares in connection with the Offer or any other matter.

•	The Offer is opportunistic and does not reflect the Company's improving financial performance, as reflected in recent quarters. The Offer is opportunistic and timed to acquire the Company while the Company's operations are strengthening. The Offer does not reflect the significant progress the Company has made in recent quarters and its improved financial performance and results of operations.

•	The Offer does not properly reflect the Company's strategy and future prospects – based on Jos. A. Bank's track record of industry-leading performance. The Board believes that implementation of the Company's stand-alone plan will generate greater value for stockholders than the Offer price, with support from the Company's performance history. For example, from January 3, 2000 through January 3, 2014, the Company has generated approximately 5,786% total share price growth (compared to only 170% at Men's Wearhouse).

•	The Offer fails to appropriately compensate the Company's stockholders for the significant synergies that Men's Wearhouse claims would be created by a business combination between the two companies. Men's Wearhouse has publicly disclosed its estimate that a combination of the companies could yield $100 - $150 million of run rate synergies to be realized in the first three years. If this estimate is accurate, the Offer does not come close to adequately compensating the Company's stockholders for this purported significant synergy value.
•	Jos. A. Bank is exploring strategic acquisitions and other alternatives. As the Company has stated publicly, Jos. A. Bank is continuing to consider strategic alternatives, including acquisitions, which will maximize stockholder value. The Board believes that its and management's deep industry experience, core competencies and track record enable it to identify and execute acquisition transactions that will create value in excess of the Offer price.

Men's Wearhouse's Intentions are Unclear; Its Commitment is Not Credible

•	Men's Wearhouse's true motives are unclear and its commitment to the Offer is not credible. When Men's Wearhouse rejected the Company's initial proposal to combine the two companies, it listed a litany of reasons, including stating that the combination of the two companies "[r]aises significant antitrust concerns." Men's Wearhouse only then made its proposal to combine the two companies through its acquisition Offer after its largest shareholder, Eminence Capital, LLC (“Eminence”), threatened the Board of Men’s Wearhouse that, unless it pursued a combination with the Company, Eminence would seek, through a proxy solicitation, to call a special meeting of shareholders to, among other things, amend Men's Wearhouse's bylaws to permit the removal of its entire Board of Directors. After Men’s Wearhouse made its offer to acquire the Company, Eminence then terminated its proxy solicitation threatening the removal of the Men’s Wearhouse Board.

•	The Offer's conditions create significant uncertainty and risk. The Offer is subject to 16 broadly drafted conditions, with numerous subparts, some of which are of questionable relevance to the Company and its business. Moreover, many of these conditions may be asserted by Men's Wearhouse in its sole discretion to terminate the Offer.

•	The Offer is highly uncertain and any payments made to Company stockholders could be considerably deferred. Men's Wearhouse has stated that it may, subject to any applicable rules and regulations of the Securities and Exchange Commission, extend the Offer from time to time for any reason. The Company's stockholders have no assurance that they will ever receive payment for shares tendered in a timely fashion.

The Company's 14D-9 filing is available on the SEC’s website, www.sec.gov, and in the "Company Information" section of the Company's website at www.josbank.com, or through the following web address:

http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-IRHome.

Goldman, Sachs & Co. and Financo, LLC are serving as financial advisors to the Company; Skadden, Arps, Slate, Meagher & Flom LLP and Guilfoil Petzall & Shoemake, L.L.C. are serving as legal advisors to the Company and Innisfree M&A Incorporated is serving as proxy solicitor.

Company Rights Plan

At its meeting on January 17, 2014, the Board took action, as permitted by the Rights Agreement dated as of September 6, 2007, between the Company and Continental Stock Transfer & Trust Company, as rights agent (as amended, the "Rights Agreement") to postpone the Distribution Date (as defined in the Rights Agreement), which otherwise would occur on the tenth business day after the date of commencement of the Offer, until such date as may be subsequently determined by the Board by resolution. A copy of the original Rights Agreement and the First Amendment to the original Rights Agreement have been filed with the SEC as Exhibit 4.1 to the Company's Current Report on Form 8-K filed September 7, 2007 and Exhibit 4.1 to the Company's Current Report on Form 8-K filed on January 6, 2014, respectively.

About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 628 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ under the symbol "JOSB."

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements that are based on currently available information and current expectations, estimates and projections about Jos. A. Bank Clothiers, Inc.'s business. The forward looking statements include assumptions about our operations, such as cost controls, market conditions, liquidity and financial condition. Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with domestic and international economic activity, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in Jos. A. Bank's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended November 2, 2013, and other reports filed by Jos. A. Bank with the Securities and Exchange Commission (SEC). Please read the "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this release, and our financial condition and results of operations could be materially adversely affected.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by The Men's Wearhouse, Inc. and Java Corp., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission ("SEC"). Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents (when available) filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. In addition, the solicitation/recommendation statement and other materials related to Men's Wearhouse's unsolicited proposal may be obtained from the Company free of charge by directing a request to the Company's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

CONTACT: For Jos. A. Bank - Media:

Thomas Davies/Molly Morse

Kekst and Company

212-521-4800

thomas-davies@kekst.com

molly-morse@kekst.com

For Jos. A. Bank - Investment Community:

David E. Ullman

EVP/CFO

410-239-5900